UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 23, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-2940575
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Facet Biotech Corporation (the “Company” or “we”) disclosed in the Information Statement (the “Information Statement”) attached to the Registration Statement on Form 10 we originally filed with the Securities and Exchange Commission on August 13, 2008 (Registration No. 001-34154) that we planned to make certain stock option and restricted stock grants approximately 20 trading days after the distribution date of our spin-off (the “Spin-off”) from PDL BioPharma, Inc. (“PDL”).  These grants were described under the heading “Re-Engagement Grants” in the Information Statement.  In the “Re-Engagement Grants” section of the Information Statement, we described our expectation that we would grant shares of restricted stock (“Value Transfer Restricted Stock Awards”) to our employees who held unvested shares of PDL restricted stock that were cancelled as a result of the Spin-off. The value of these Value Transfer Restricted Stock Awards was based on the value of unvested PDL restricted stock held by our employees that was terminated upon the Spin-off. Each Value Transfer Restricted Stock Award has a vesting schedule that matches the vesting schedule of the unvested PDL restricted stock that terminated upon the Spin-off.  We also described in the “Re-Engagement Grants” section of the Information Statement our expectation that we would grant market-competitive stock option and restricted stock awards to our employees to, among other things, provide appropriate incentive to our employees to contribute to our future performance (“Re-Engagement Awards”).

On January 23, 2009, the Compensation Committee of the Board of Directors of the Company granted the Value Transfer Restricted Stock Awards and the Re-Engagement Awards to its ongoing employees, including certain named executive officers of the Company.  The Value Transfer Restricted Stock Awards and Re-Engagement Awards granted to our named executive officers are identified in the tables below:

Re-Engagement Awards:

Named Executive Officer	Option Shares(a)	Restricted Shares(b)
Andrew Guggenhime Senior Vice President and Chief Financial Officer	64,000	21,330
Maninder Hora Vice President, Product and Quality Operations	32,000	10,650

(a)          These restricted shares are subject to a risk of forfeiture that lapses with respect to 1/3rd of the shares annually after the date of grant.

(b)         These options will vest with respect to 1/48th of the shares monthly after the date of grant.

Value Transfer Restricted Stock Awards:

Named Executive Officer	Restricted Shares
Andrew Guggenhime Senior Vice President and Chief Financial Officer	8,270	(a)
Maninder Hora Vice President, Product and Quality Operations	2,756	(b)
Mark McCamish Senior Vice President and Chief Medical Officer	12,405	(c)

(a)          These restricted shares are subject to a risk of forfeiture that lapses with respect to 50% of the shares on April 3, 2009 and 50% of the shares on April 3, 2010.

(b)         These restricted shares are subject to a risk of forfeiture that lapses with respect to 50% of the shares on July 24, 2009 and 50% of the shares on July 24, 2010.

(c)          These restricted shares are subject to a risk of forfeiture that lapses with respect to 1/3rd of the shares on February 21, 2009, 1/3rd of the shares on February 21, 2010 and 1/3rd of the shares on February 21, 2011.

Also, on January 23, 2009, the Compensation Committee of the Board of Directors of the Company granted to Faheem Hasnain, President and Chief Executive Officer of the Company, an option to purchase 300,000 shares of common stock and 100,000 restricted shares of common stock.  These grants to Mr. Hasnain are consistent with the grants described in his offer letter with us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary